Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-107098) and Registration Statements on Form S-8 (Nos. 333-97211, 333-106794, 333-47904, 333-65494, 333-110432, 333-110433, 333-128339, 333-152456, 333-128339 and 333-140817) of Biogen Idec Inc. of our report dated February 6, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 6, 2009